EXHIBIT 99.2
Pro Forma Financial Information
Introductory Note
     On March 8, 2004, Kos Pharmaceuticals, Inc. (the “Company” or “Kos”) announced that it had entered into a product acquisition agreement with Aventis Pharmaceuticals Holdings Inc. (the “Azmacort Acquisition Agreement”) and a finished product supply agreement (the “Azmacort Supply Agreement” and together with the Azmacort Acquisition Agreement, the “Aventis Agreements”) with Aventis Pharmaceuticals Inc. (collectively with Aventis Pharmaceuticals Holdings Inc., “Aventis”) to acquire global rights to the Azmacort® (triamcinolone acetonide) inhalation aerosol franchise. Azmacort is an inhaled corticosteroid that alleviates inflammation in the lungs and is used as prophylactic therapy for the maintenance treatment of asthma. The transaction was completed on March 31, 2004. Accordingly, Kos began recording revenue for all sales related to the Azmacort product beginning April 1, 2004. For additional information concerning the Aventis Agreements, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2004.
     The purchase price allocation resulted in the recording of intangible assets of $154.4 million for developed and core technology value, $38.0 million for the value of in-process research and development, $7.0 million for the value of inventory, and $6.7 million for the value of certain other intangibles. The $38.0 million value assigned to in-process research and development of the acquired assets was recorded as a research and development expense in the accompanying consolidated statements of income for the three months ended March 31, 2004 (the “Azmacort In-process R&D Write-off”). The Azmacort In-process R&D Write-off resulted in the Company also recording a $14.4 million deferred tax benefit to account for the difference between the book and tax basis of accounting for this write-off. The remaining intangible assets are being amortized over their estimated lives, ranging from 5 to 22 years. The Company began detailing the Azmacort product in August 2004 and currently markets the Azmacort product in the United States directly to specialist physicians, such as pulmonologists and allergists and to selected primary care physicians.
     The Azmacort In-process R&D Write-off was determined by identifying the specific in-process research and development projects that would be continued and for which (a) technological feasibility has not been established as of the acquisition date, (b) there was no alternative future use, and (c) the fair value was estimable with reasonable reliability.
     The acquired in-process research and development represents a single project, the hydrofluoroalkane (“HFA”) formulation of Azmacort. The HFA formulation of Azmacort does not use a chlorofluorocarbon (“CFC”)-based propellant and, consequently, to the knowledge of the Company, should not contribute to the depletion of the Earth’s Ozone Layer. The Montreal Protocol on Substances that Deplete the Ozone Layer (the “Protocol”) is an international treaty under which the production and consumption of ozone-depleting substances is being phased out worldwide. Under the Protocol, codified by the United States Congress into law in Title VI of the Clean Air Act, the production of CFCs in the United States was banned as of January 1, 1996, unless a specific exemption is approved annually by the international parties to the Protocol. In order to comply with the Clean Air Act and the Montreal Protocol, the United States will eventually need to phase out CFC-propelled Metered Dose Inhalers. During the fourth quarter of 2005, the Company revised its estimate for the useful life of its Azmacort developed technology as a result of changes in the industry relating to the regulation by the United States Food and Drug Administration (“FDA”) of CFCs. Moreover, the weighted average useful life of Azmacort developed and core technology was changed from 10 to 7 years.

     Although Azmacort HFA had previously received an “approvable” letter from the FDA, the Azmacort HFA formulation had not achieved technological feasibility as of the date of the Aventis Agreements. Among the technological matters to be resolved are manufacturing controls and evidence of dose proportionality between the 75 µg and 225 µg dosage formulations. There can be no assurance that the Company will be able to make the Azmacort HFA formulation technologically feasible prior to an FDA decision to phase out Azmacort CFC as of a particular date in the future. Failure to obtain FDA approval and bring Azmacort HFA to market prior to, or contemporaneously with, the FDA’s phase out of Azmacort CFC in the United States could have a material adverse effect on the Company’s business, operating results and financial condition.
     The accompanying unaudited pro forma condensed consolidated statements of operations of Kos for the three months ended March 31, 2004 and the year ended December 31, 2003 assume that the assets were acquired as of January 1, 2003 and include the historical revenues and certain costs and expenses of Azmacort. The information is derived from the historical results of operations of Aventis for the three months ended March 31, 2004 and the year ended December 31, 2003. Historically, Aventis did not prepare stand-alone financial statements for Azmacort, as Aventis did not maintain Azmacort as a separate entity. The revenues and certain costs and expenses of the Azmacort product have been developed by Aventis management from the historical accounting records of Aventis that are prepared in all material respects in accordance with generally accepted accounting principles in the U.S., and represent revenues and certain expenses only of Azmacort. These financial statements do not purport to represent all the costs, expenses and results associated with a stand alone, separate entity. All of the estimates in the statements of revenues and certain costs and expenses are based on assumptions Aventis management believes are reasonable. However, these estimates are not necessarily indicative of the revenues and costs and expenses that would have resulted if Azmacort had operated as a separate entity or the revenues or costs and expenses that would have resulted if Azmacort had been marketed by Kos.
     Cash flows from Azmacort will be derived from the normal operations of the business and will be reported in the operating portion of Kos’ consolidated statement of cash flows. Kos anticipates that cash flows from investing and financing activities for Azmacort will be negligible as the product will continue to be manufactured by Inyx, Inc. or another third party contract manufacturer.
     The accompanying pro forma information should be read in conjunction with Kos’ Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, quarterly report on Form 10-Q for the period ended September 30, 2006, and the Company’s Current Reports on Form 8-K.
     The pro forma information is not necessarily indicative of the results that would actually have occurred had this transaction been consummated on the dates or for the periods indicated or that may occur in the future.

KOS PHARMACEUTICALS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(acquisition adjustments and pro forma amounts unaudited, dollars in thousands, except earnings per share)

	For the Year Ended December 31, 2003
		Azmacort
		Results
	Historical as	Prior to	Acquisition
	Restated	Acquisition(1)	Adjustments	Pro Forma

Revenues, net	$293,907	$88,402	$—	$382,309
Cost of sales	20,546	8,248	810 (2)	29,604

	273,361	80,154	(810)	352,705

Operating expenses:
Research and development	54,549	—	—	54,549
Selling, general and administrative	160,851	848	13,833 (2)	175,532

Total operating expenses	215,400	848	13,833	230,081

Income (loss) from operations	57,961	79,306	(14,643)	122,624

Other:
Interest income, net	614	—	—	614
Interest expense-related parties	(3,316)	—	—	(3,316)
Interest expense-other	(4)	—	—	(4)
Other (expense) income	(198)	—	—	(198)

Total other (expense) income	(2,904)	—	—	(2,904)

Income (loss) before provision for/ (benefit from) income taxes	55,057	79,306	(14,643)	119,720

Provision for income taxes	2,879	—	2,974 (3)	5,853

Net income (loss)	$52,178	$79,306	$(17,617)	$113,867

Basic earnings (loss) per share of Common Stock	$2.38		$(0.80)	$5.20
Diluted earnings (loss) per share of Common Stock	$1.36		$(0.80)	$2.87

Weighted average shares of Common Stock and Common Stock equivalents outstanding:
Basic	21,914			21,914
Diluted	40,805			40,805

KOS PHARMACEUTICALS, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(1)	Selected historical financial information for the Product Line for the year ended December 31, 2003.

(2)	Reflects amortization of intangible assets acquired as part of the acquisition of the Product Line as if the acquisition had occurred January 1, 2003.

(3)	Reflects federal alternative minimum tax and incremental state tax calculated on the additional net Azmacort adjusted income; regular tax offset by existing net operating losses and valuation allowance.

KOS PHARMACEUTICALS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(historical, acquisition adjustments and pro forma amounts unaudited, dollars in thousands, except earnings per share)

	For the Three Months Ended March 31, 2004
		Azmacort
		Results
	Historical as	Prior to	Acquisition
	Restated	Acquisition(1)	Adjustments	Pro Forma

Revenues, net	$94,268	$24,429	$—	$118,697
Cost of sales	6,790	1,922	203 (2)	8,915

	87,478	22,507	(203)	109,782

Operating expenses:
Research and development	54,087	—	(38,000) (3)	16,087
Selling, general and administrative	55,684	308	3,458 (2)	59,450

Total operating expenses	109,771	308	(34,542)	75,537

Income (loss) from operations	(22,293)	22,199	34,339	34,245

Other:
Interest income, net	679	—	—	679
Interest expense-related parties	(303)	—	—	(303)
Other (expense) income	—	—	—	—

Total other (expense) income	376	—	—	376

Income (loss) before provision for/ (benefit from) income taxes	(21,917)	22,199	34,339	34,621

Provision for/(benefit from) income taxes	(33,824)	—	35,075 (4)	1,251

Net income (loss)	$11,907	$22,199	$(736)	$33,370

Basic earnings (loss) per share of Common Stock	$0.32		$(0.02)	$0.90
Diluted earnings (loss) per share of Common Stock	$0.26		$(0.02)	$0.71

Weighted average shares of Common Stock and Common Stock equivalents outstanding:
Basic	36,926			36,926
Diluted	47,749			47,749

KOS PHARMACEUTICALS, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(1)	Selected historical financial information for the Product Line for the three months ended March 31, 2004.

(2)	Reflects amortization of intangible assets acquired as part of the acquisition of the Product Line as if the acquisition had occurred January 1, 2004.

(3)	Reflects the value assigned to in-process research and development of the acquired assets, of $38.0 million (referred to as the Azmacort In-process R&D Write-off), which was recorded as a research and development expense for the three months ended March 31, 2004.

(4)	Reflects federal regular tax and state income tax on the additional net Azmacort adjusted income. Taxes also adjusted for a reduction in the first quarter discreet benefit related to tax benefits expected to be realized in 2005 and thereafter.